UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 29, 2006

(Date of earliest event reported)

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007

(Address of principal executive offices)

(847) 700-4000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2006, UAL Corporation, the holding company whose primary subsidiary is United Air Lines, Inc. (collectively, "United"), announced a five-year contract for Glenn F. Tilton, president, chairman and CEO of United, and a four-year contract for Peter D. McDonald, executive vice president and chief operating officer of United. Mr. McDonald's contract followed his receipt of a competitive offer for a similar position with another company. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Tilton's contract, which is an amendment to his current employment agreement with United and was entered into between United and Mr. Tilton on September 29, 2006, among other things:

(1) amends the term of the employment agreement to be the period from September 2, 2002 to September 1, 2011, and provides that termination of Mr. Tilton's employment due to expiration of the employment period shall be deemed to be retirement;

(2) provides for an annual base salary, effective as of September 1, 2006, of $850,000, subject to increases as part of the normal salary program for United's senior executives;

(3) provides for an aggregate value of awards under United's long term incentive plans beginning in 2007 and in each year thereafter equal to no less than 400% of the base salary midpoint of chief executive officers of comparable companies, provided that such aggregate value will not be less than 400% of the then-current base salary of Mr. Tilton and provided further that no such award is required to be made to Mr. Tilton in any year in which substantially all the other senior executives of United are not granted long term incentive awards;

(4) provides that if Mr. Tilton's employment is terminated by United without "cause" or by him for "good reason" in the absence of a "change of control", United will pay Mr. Tilton a lump sum cash payment equal to the sum of his then-current base salary and then-current target bonus, multiplied by the lesser of (A) two and (B) a fraction, the numerator of which is the number of months (rounded up to the nearest whole month) that remain until Mr. Tilton attains the age of 65 and the denominator of which is 12; and

(5) provides that a "change of control" is defined to include a merger or consolidation to which United or any subsidiary is a party if the voting securities of United outstanding immediately before the merger or consolidation represent less than 50% of the voting power of the combined company after the merger or consolidation.

 The employment agreement entered into between United and Mr. McDonald on September 29, 2006, has a term that begins on October 1, 2006, and ends on October 1, 2010. The agreement provides for an annual base salary, effective October 1, 2006, of $700,000, and an annual incentive bonus with a target rate equal to 70% of his base salary for 2006 and a target rate equal to 85% of his base salary for each year thereafter during the term. Pursuant to the employment agreement, certain restricted shares held by Mr. McDonald that were originally scheduled to vest in 2008, 2009 and 2010, and certain stock options held by him that were originally scheduled to vest in 2008, will be forfeited in exchange for the terms of the employment agreement (including the retention payment described in the following paragraph).

The employment agreement provides for a retention payment in an amount equal to $2,600,000, which is payable to Mr. McDonald in one-third installments on each of February 1, 2008, 2009 and 2010, provided that Mr. McDonald remains actively employed by United until the relevant payment dates. In the event that Mr. McDonald's employment is terminated by United without "cause" or by him for "good reason", or as a result of his death or disability, any unpaid portions of the retention payment will be paid to him promptly following termination, provided that Mr. McDonald executes a waiver and release of any and all claims that he might have against United. As soon as practicable following the date of the employment agreement, United will deposit an amount equal to the retention payment into an irrevocable trust on behalf of Mr. McDonald, pursuant to a trust agreement substantially in the form attached as Exhibit A to the employment agreement. Any payments with respect to the retention payment that Mr. McDonald becomes entitled to receive will be paid to him from the trust.

The employment agreement provides that if Mr. McDonald's employment is terminated by United without cause or by him for good reason at any time other than during the 24-month period following a "change of control", he will be entitled to a lump sum cash payment equal to the sum of his then-current base salary and then-current target bonus, multiplied by the lesser of (A) two and (B) a fraction, the numerator of which is the number of months (rounded up to the nearest whole month) that remain until Mr. McDonald attains the age of 65 and the denominator of which is 12. In addition, Mr. McDonald will be entitled to continued medical and dental benefits following such a termination for a period equal to two years, provided that the continued benefits will be reduced if he is within two years of attaining age 65. If Mr. McDonald's employment is terminated by United without cause or by Mr. McDonald for good reason within 24 months of a change of control, he will be entitled to a lump sum cash payment equal to three times the sum of his then-current base salary and then-current target bonus and three years of continued medical and dental benefits. In order to obtain severance and continued welfare benefits under the employment agreement, Mr. McDonald must first execute a waiver and release of any and all claims that he might have against United.

In the event that Mr. McDonald becomes entitled to severance following a change of control and the amounts that he receives become subject to an excise tax as a result of Section 280G of the Internal Revenue Code, Mr. McDonald will be entitled to a gross-up with respect to the excise tax. However, if Mr. McDonald's payments do not exceed 110% of the total amounts that could be paid to him without resulting in the excise tax, the payments to Mr. McDonald will instead be reduced and he will not be entitled to an excise tax gross-up.

Mr. McDonald's employment agreement contains restrictive covenants that apply during the two-year period following termination of his employment with United which prohibit him from becoming employed by or providing services to any airline, air carrier or any company affiliated with an airline or air carrier and from soliciting or hiring certain employees of United for the benefit of any such company.

The foregoing descriptions of the amendment to Mr. Tilton's employment agreement and the employment agreement of Mr. McDonald are qualified in their entirety by reference to the text of the agreements, which are attached as Exhibits 99.2 and 99.3 hereto and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Paul R. Lovejoy
Name:	Paul R. Lovejoy
Title:	Senior Vice President, General
Counsel & Secretary

Dated:  September 29, 2006

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated September 29, 2006
99.2	Amendment No. 3 dated September 29, 2006 to the Employment Agreement dated September 5, 2002, among UAL Corporation, United Air Lines, Inc. and Glenn F. Tilton
99.3	Employment Agreement dated September 29, 2006, among UAL Corporation, United Air Lines, Inc. and Peter D. McDonald